Exhibit 3.1

                                    [FORM OF]
                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                           OF AEROBIC CREATIONS, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Aerobic Creations, Inc. and the date the Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware was July 13, 2006.

         2. The amendment and restatement of the Certificate of Incorporation herein certified has been duly adopted by the directors and the stockholders in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The Certificate of Incorporation of the Corporation, as amended and restated to date, shall upon the effective date of this First Amended and Restated Certificate of Incorporation, read as follows:


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                                    [FORM OF]
                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF SUMMIT GLOBAL LOGISTICS, INC.

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is Summit Global Logistics, Inc.

         SECOND: The address, including street, number, city, and county; of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 99,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and 1,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock"). Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         A. COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

         2. VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the board of directors of the Corporation (the "Board") and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

         B. PREFERRED STOCK.  Preferred Stock may be issued from time to time in
one  or  more   series  with  such   designations   preferences   and   relative
participating, optional or other

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special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation's Board providing for the issuance of such Preferred Stock or series thereof; and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rates of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

         C. REVERSE STOCK SPLIT. Upon the effective date of this First Amended and Restated Certificate of Incorporation, a reverse stock split ("Reverse Stock Split") shall immediately and automatically occur whereby each 11.2261585365 shares of the Corporation's Common Stock outstanding immediately prior to the Reverse Stock Split shall be combined into one (1) share of the Corporation's Common Stock without any action on the part of the holder thereof. As a result of the Reverse Stock Split, each holder of Common Stock shall thereupon automatically be and become the holder of one share of new Common Stock for every 11.2261585365 shares of Common Stock held by such holder immediately prior to the Reverse Stock Split.

         Upon the Reverse Stock Split, each certificate formerly representing a stated number of shares of Common Stock shall be deemed for all corporate
purposes  to  evidence   ownership  of  one  share  of  Common  Stock  for  each
11.2261585365 shares of previously existing Common Stock. Share numbers will be rounded up to the nearest whole number and no fractional shares will be issued by the Corporation in connection with the Reverse Stock Split. Upon the delivery by the stockholders of their certificates evidencing securities of the Corporation that were issued prior to the Reverse Stock Split, such holders will receive stock certificates representing their Common Stock of the Corporation following the Reverse Stock Split.

         FIFTH: No holder of any of the shares of this Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the Corporation may issue or sell, whether or not such shares are exchangeable for any shares of the Corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by this First Amended and Restated Certificate of Incorporation of the Corporation, or by any amendment thereof, or out of shares of the Corporation acquired by it after the issue thereof; nor shall any holder of any shares of the Corporation, as such holder, have any right to purchase or subscribe for any obligations which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the Corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or any other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the Corporation any shares of any class or classes.

         SIXTH:   The Corporation shall have perpetual existence.

         SEVENTH:  Whenever a compromise or arrangement is proposed between this

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Corporation  and  its  creditors  or any  class  of  them  and/or  between  this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         (a) The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board.

         (b) The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

         (c) Cumulative voting with respect to the election of directors is not permitted.

         (d) The Board shall consist of a classified board, divided into three classes, and the members of each class shall be elected to serve staggered three-year terms.

         (e) A member of the Board may be removed from office only for cause by vote of the holders of seventy-five percent (75%) of the outstanding shares of the capital stock of the Corporation, and only after reasonable notice and opportunity to be heard before the stockholders proposing to remove him.

         (f) A majority vote by the Board or a vote by the holders of at least seventy-five percent (75%) of the outstanding shares of capital of the Corporation is required to adopt, amend or repeal the By-Laws of the Corporation at any time after the date of this First Amended and Restated Certificate of Incorporation.

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         NINTH:  (a) The  corporation  may, to the fullest  extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said election, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

         TENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, in which such action is properly brought before such meeting. Special meetings of stockholders may be called only by the President, or a majority of the Board.

         ELEVENTH: From time to time, subject to the provisions of this First Amended and Restated Certificate of Incorporation, any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of incorporation are granted subject to the provisions of this Article Eleventh, provided that the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding voting stock of the Corporation shall be required to amend or repeal the provisions of Articles EIGHT, TENTH, or ELEVENTH of this First Amended and Restated Certificate of Incorporation.

         Signed on the 8th day of November, 2006.


                           -------------------------------------------------
                           Robert Agresti, President and Chief Executive Officer


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